Exhibit 99.(a)(1)(A)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “PACIFIC GLOBAL ETF TRUST”, FILED IN THIS OFFICE ON THE TWENTY— SIXTH DAY OF JUNE, A. D. 2018,  AT 3 : 44 O’CLOCK P.M.

6949754 8100	Authentication: 202965779
SR# 20185373598	Date: 06-27-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 06/26/2018 FILED 03:44 PM 06/26/2018 SR 20185373598 - File Number 6949754	CERTIFICATE OF TRUST OF

PACIFIC GLOBAL ETF TRUST

This Certificate of Trust of Pacific Global ETF Trust, a statutory trust (the “Trust”), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”), sets forth the following:

FIRST: The name of the statutory trust formed hereby is Pacific Global ETF Trust.

SECOND: The address of the registered office of the Trust in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the Trust’s registered agent at such address is National Registered Agents, Inc.

THIRD: The Trust formed hereby is, or will become within 180 days following the first issuance of beneficial interests, an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

FOURTH: Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

FIFTH: This Certificate of Trust shall be effective upon the date and time of this filing.

In witness whereof, the undersigned, being the sole trustee of Pacific Global ETF Trust, has duly executed this Certificate of Trust as of the 26th day of June, 2018.